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                                                                  Exhibit 3.2(a)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CYPRESS SEMICONDUCTOR CORPORATION

         CYPRESS SEMICONDUCTOR CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the second, third and fourth sentences of Section 4(a) of the Certificate of Incorporation in its present form and substituting therefor a new second sentence of Section 4(a) in the following form:

         "The total number of shares of all classes of stock which the Corporation has authority to issue is Two Hundred Fifty Five Million (255,000,000), consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock")."

         SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by a vote of the holders of a majority of the outstanding stock entitled to vote thereon by written consent of the stockholders.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Emmanuel Hernandez, its Chief Financial Officer this 23rd day of October, 1995.

                                            CYPRESS SEMICONDUCTOR CORPORATION

                                            BY:
                                               ---------------------------

[Corporate Seal]